Contact:     Nancy  Andrews
             (949)  707-4806
             nandrews@iomagic.com

                                                          For Immediate Release
                                                          ---------------------

              I/OMAGIC FILES FORM 8-K, ITEM 4.02 - NON-RELIANCE ON
                     PREVIOUSLY ISSUED FINANCIAL STATEMENTS

                -COMPANY MAY RESTATE PREVIOUSLY ISSUED FINANCIAL
                        STATEMENTS FOR 2001 THROUGH 2004-

IRVINE, CALIF. (JANUARY 31, 2005) - I/OMagic Corporation (OTCBB: IOMG), a provider of data storage and digital entertainment products, today announced that on January 27, 2005, on management's recommendation, the Company, in consultation with Singer Lewak Greenbaum & Goldstein LLP, the Company's independent auditors, and the Company's advisors, concluded that the Company's financial statements for 2001, 2002 and 2003, the interim periods contained therein, and the interim periods for the first nine months of 2004, should no longer be relied upon. Additionally, Singer Lewak Greenbaum & Goldstein LLP has notified the Company that the previously issued audit opinions on these financial statements should not be relied upon and are immediately withdrawn. In connection with the Company's review of its revenue recognition policies, the Company is conducting an analysis of its historical financial data for the foregoing periods. The Company is currently evaluating the application of certain accounting principles and accounting estimates that have resulted in errors in the Company's previously issued financial statements as addressed in Accounting Principles Board Opinion No. 20. Management's conclusion regarding reliance upon these previously issued financial statements was also discussed with and confirmed by the Audit Committee of the Board of Directors of the Company.

The Company is presently unable to estimate the materiality of the errors involved; however, the nature of the errors involved include the recognition of revenue during the foregoing periods and net income or losses generated during those periods. The errors in such previously issued financial statements relate to the recognition of revenue in circumstances involving, but not limited to, sales incentives and product returns.

The Company will file with the Securities and Exchange Commission amended Forms 10-K for 2001, 2002 and 2003, amended Forms 10-Q for the interim periods contained therein, and amended Forms 10-Q for the interim periods for the first nine months of 2004, to the extent that the nature or magnitude of the errors in such previously issued financial statements is material, which amendments will include restated financial statements and related auditor's reports. The Company will also include all applicable changes in its Form 10-K for the year ended December 31, 2004, which will not be filed until the Company's analysis is completed.

About  I/OMagic
---------------
I/OMagic provides data storage products (such as CD-RW drives, DVD+/-RW and floppy drives, including its MediaStation and DataStation products) and digital entertainment products (such as MP3 players, digital audio headphones and its Digital Photo Library(TM) system, which is a palm-sized portable external hard drive for digital music, photo and movie storage, as well as a line of EasyPrint(TM) digital photo accessories). The Company sells products under three brand names -- I/OMagic(R), Hi-Val(R) and Digital Research Technologies(R) -- through nationally-recognized computer, consumer electronics and office supply superstores and other retailers, such as Best Buy, Circuit City, CompUSA, Fred Meyer Stores, Microcenter, Office Depot, RadioShack, Staples and Target stores, as well as catalogue companies and Internet retailers such as Buy.com, PC Mall, Tiger Direct and Dell.

Forward-Looking  Statements
---------------------------
Forward-looking statements in this press release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the statements regarding errors in previously issued financial statements; the nature, magnitude and scope of errors and the Company's analysis of such errors; the Company's plans for addressing material errors, including the filing of amended Forms 10-K and 10-Q; and the timing of the Company's filing of its Form 10-K for 2004. These statements are just predictions and involve risks and uncertainties, such that actual results may differ significantly. These risks include, but are not limited to, additional actions resulting from the Company's continuing internal review, as well as the review and audit by the Company's independent auditors of restated financial statements, if any, and actions resulting from discussions with or required by the Securities and Exchange Commission.